Exhibit 99.1

Forterra Announces Preliminary Second Quarter 2020 Net Sales and Adjusted EBITDA1

IRVING, TX, June 30, 2020 (GLOBE NEWSWIRE) — Forterra, Inc. (“Forterra” or the “Company”) (NASDAQ: FRTA), a leading manufacturer of water and drainage infrastructure pipe and products in the United States and Eastern Canada, today announced preliminary second quarter 2020 results and provided a general business update.

Preliminary Second Quarter 2020 Highlights

•	Net sales in the range of $410 million - $430 million

•	Adjusted EBITDA[1] increase year-over-year of 23% - 31% to a range of $77 million - $82 million

•	Adjusted EBITDA Margin1 improvement by approximately 270 – 480 basis points year-over-year

•	Amended revolving credit facility to increase borrowing capacity and extend the maturity to 2025

•	Repaid all precautionary first quarter revolver borrowings of $180 million

Forterra CEO Karl Watson, Jr. commented, “Our expected results for the second quarter demonstrate our efforts and capabilities during these challenging times and position us for future success. Since the onset of the COVID-19 pandemic, we have operated as an essential business under evolving government regulations, focusing on protecting the health and safety of our team members while continuing to meet our customers’ needs in this uncertain financial and operating environment. During the quarter, we were able to navigate through temporary closures of a small number of our manufacturing facilities either due to confirmed cases in our workforce or due to government mandate without any significant impact on our operations or our ability to serve our customer needs. As of the date of this release, those facilities have all resumed their normal operations. The COVID-19 pandemic will continue to pose challenges, risks and uncertainties. However, we have adapted well to the changing environment and will continue our efforts to protect the business continuity necessary to produce and sell our products safely and in compliance with applicable laws and governmental orders.”

[1]	Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See “Non-GAAP Measures” below for additional information regarding these measures.

Mr. Watson continued, “At the onset of the pandemic, we proactively took a number of precautionary measures to enhance our financial flexibility, liquidity and cash flow, including limiting capital project spend, freezing hiring, deferring annual employee compensation increases, and reducing cash compensation for the executive management team and our independent directors. Given our current and expected near term business performance, as well as our current cash position, we have determined that these precautionary measures are no longer necessary. As a result, we are re-engaging capital projects, suspending the hiring freeze, resuming annual employee compensation increases and retroactively reinstated the pay reductions to the executive management team and independent directors effective July 1.”

Preliminary Second Quarter 2020 Financial Results:

The Company expects net sales for the second quarter 2020 to be in the range of $410 million to $430 million, compared to $410 million in the prior year quarter. Higher average selling prices in both businesses offset by the volume decline in the Drainage business resulted in relatively steady net sales year-over-year. In addition, the Company expects Adjusted EBITDA1 for the second quarter 2020 to be in the range of $77 million to $82 million, which represents an increase of approximately 23% to 31% from $62 million in the prior year quarter. As a result, the Company expects the Adjusted EBITDA margin1 for the second quarter to be in the rage of 17.9% to 20.0%, compared to 15.2% in the prior year quarter. The expected growth in these measures is the result of increased product unit margins in both business segments while volumes during the quarter were generally consistent with expectations as previously disclosed. Specifically, the decrease in Drainage volumes for the quarter as a percentage compared to the prior year quarter were expected to be in the lower teens and Water volumes were expected to stay relatively flat year-over-year. These preliminary financial expectations reflect our current estimates based on information available as of this date and are subject to completion of the Company’s customary quarterly closing and review procedures. The Company will provide additional details around its financial performance when it reports second quarter 2020 financial results.

Liquidity

During the second quarter, the Company fully repaid the $180 million previously borrowed under its revolving credit facility as part of the initial precautionary measures to preserve cash in response to the economic uncertainty related to the COVID-19 pandemic. The Company now expects to report no outstanding borrowings under its revolving credit facility at the end of the second quarter, compared to $180 million and $39 million borrowings as of March 31, 2020 and June 30, 2019, respectively. The Company expects to end the second quarter 2020 with a cash balance in the range of $45 million to $50 million, compared to $17 million as of June 30, 2019. In addition, during the first half of 2020, the Company voluntarily repaid $16 million of its senior term loan.

On June 17, 2020, the Company amended its revolving credit facility. The amendment, among other things, (i) increased the size of the revolving credit facility from $300 million to $350 million of aggregate commitments, (ii) extended the maturity date to June 17, 2025, and (iii) modified the interest rates on outstanding borrowings under the revolving credit facility to reflect current market conditions.

About Forterra

Forterra is a leading manufacturer of water and drainage pipe and products in the U.S. and Eastern Canada for a variety of water-related infrastructure applications, including water transmission, distribution, drainage and stormwater systems. Based in Irving, Texas, Forterra’s product breadth and scale help make it a preferred supplier for water-related pipe and products, serving a wide variety of customers, including contractors, distributors and municipalities. For more information on Forterra, visit http://forterrabp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Non-GAAP Measure

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this release we also present Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and have been presented in this release as supplemental measures of financial performance that are not required by, or presented in accordance with GAAP. We calculate Adjusted EBITDA as the sum of net income (loss), before interest expense (including (gains) losses from extinguishment of debt), depreciation and amortization, income tax benefit (expense) and before (gains) losses on the sale of property, plant and equipment, impairment and exit charges and certain other non-recurring income and expenses, such as transaction costs, inventory step-up impacting margin, non-cash compensation expense and pro-rata share of Adjusted EBITDA from equity method investee, minus earnings from equity method investee. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

Adjusted EBITDA and Adjusted EBITDA margin are presented in this release because they are important metrics used by management as one of the means by which it assesses our financial performance. Adjusted EBITDA and Adjusted EBITDA margin are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Adjusted EBITDA and Adjusted EBITDA margin as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Adjusted EBITDA and Adjusted EBITDA margin are also important measures for assessing our operating results and evaluating each operating segment’s performance on a consistent basis, by excluding the impacts of depreciation, amortization, income tax expense, interest expense and other items not indicative of ongoing operating performance. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations.

Adjusted EBITDA and Adjusted EBITDA margin have certain limitations. Adjusted EBITDA should not be considered as an alternative to consolidated net income (loss). Similarly, Adjusted EBITDA margin should not be considered as an alternative to gross margin or any other margin calculated in accordance with GAAP. These measures also should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items for which these non-GAAP measures make adjustments.

Other companies, including other companies in our industry, may not use such measures or may calculate one or more of the measures differently than as presented in this earnings release, limiting their usefulness as a comparative measure. In evaluating Adjusted EBITDA and Adjusted EBITDA margin, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments made in the calculations below and the presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed to mean that our future results will be unaffected by such adjustments. Management compensates for these limitations by using Adjusted EBITDA and Adjusted EBITDA margin as supplemental financial metrics and in conjunction with results prepared in accordance with GAAP.

We provide estimates regarding certain preliminary results in this release that are presented on a non-GAAP basis. We cannot reconcile these non-GAAP projections to the most directly comparable GAAP measure without unreasonable efforts because of the unpredictable nature of certain significant items and the resulting difficulty in quantifying the amounts thereof that are necessary to estimate net income.

Specifically, non-cash compensation, impairment and exit charges, transaction costs and earnings from equity method investee are all impacted by the completion of our quarter-end closing process and we are unable to estimate our income tax (expense) benefit for the second quarter as we have not completed our evaluation of the impact of discrete events. Material changes to any one of the exclusions could have a potentially significant impact on our GAAP results.

CONTACT:

Simon Chen

Vice President – Treasury and Investor Relations

469.299.9113

IR@forterrabp.com